Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2011 in this Registration Statement (Form S-1 No. 333-148167), and related Prospectus of Data Storage Corporation dated February 6, 2012.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
February 6, 2012